As filed with the Securities and Exchange Commission on December 30, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	47-0813844
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

1440 Kiewit Plaza
Omaha, Nebraska 68131
(Address, including zip code,
of Principal Executive Offices)

Clayton Homes, Inc. 401(k) Retirement Plan
(Full Title of the Plan)

Marc D. Hamburg
Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131
(402) 346-1400
(Name, address, including zip code, and telephone
number, including area code, of Agent for Service)

Copy To:

Mary Ann Todd, Esq.
Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 683-9100

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title Of Each Class of Securities	Amount To Be	Offering Price	Aggregate Offering	Registration
To Be Registered	Registered	Per Share	Price	Fee

Class B Common Stock, par value $.1667 per share	12,000 shares(1)	$2,761.50(2)	$33,138,000(2)	$2,681

(1)	The shares of Class B Common Stock of Berkshire Hathaway Inc. being registered consist of shares to be acquired in open market purchases under the Clayton Homes, Inc. 401(k) Retirement Plan (the “Plan”) described herein.

(2)	Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class B Common Stock of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on December 24, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”) with the Commission (File No. 1-14905) are incorporated by reference in this Registration Statement: (i) Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2002; (ii) Berkshire’s Current Report on Form 8-K filed on May 5, 2003; (iii) Berkshire’s Current Report on Form 8-K filed on May 8, 2003; (iv) Berkshire’s Current Report on Form 8-K filed on August 11, 2003; (v) Berkshire’s Current Report on Form 8-K filed on October 8, 2003; (vi) Berkshire’s Current Report on Form 8-K filed on November 10, 2003; (vii) Berkshire’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; (viii) Berkshire’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003; (ix) Berkshire’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and (x) the description of Berkshire’s Class B Common Stock included in the Registration Statement on Form 8-A filed with the Commission on March 30, 1999.

     All documents filed by Berkshire pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware empowers Berkshire to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Berkshire or is or was serving as such with respect to another corporation or other entity at the request of Berkshire. Section 10 of Berkshire’s By-Laws provides that Berkshire shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of Berkshire from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by Section 145 and Berkshire’s By-Laws, Berkshire has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements in paragraphs 2 and 3 of Item 15 of Berkshire’s Registration Statement on Form S-3 (Registration No. 333-41686) filed with the Commission on July 18, 2000 is incorporated herein by reference.

     As permitted by Section 102 of the General Corporation Law of Delaware, Berkshire’s Restated Certificate of Incorporation includes as Article Eighth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of Berkshire to Berkshire or any of its stockholders for monetary damages resulting from breaches of such director’s fiduciary duty of care.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Berkshire (incorporated by reference to Exhibit 3.1 to Form S-4 Registration Statement (No. 333-61129) filed by Berkshire on August 10, 1998)

4.2	Certificate of Amendment to Certificate of Incorporation of Berkshire (incorporated by reference to Exhibit 4.2 to Form S-4 Registration Statement (No. 333-70609) filed by Berkshire on January 14, 1999)

4.3	By-Laws of Berkshire (incorporated by reference to Exhibit 3.2 to Form S-4 Registration Statement (No. 333-61129) filed by Berkshire on August 10, 1998)

5	Berkshire undertakes to cause the Plan and any amendment thereto to be submitted to the Internal Revenue Service (“IRS”) in a timely manner and to cause all changes required by the IRS in order to qualify the Plan to be made.

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

Berkshire, the registrant, hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Omaha, State of Nebraska on this 30th day of December, 2003.

BERKSHIRE HATHAWAY INC

By:	/s/ Marc D. Hamburg

Marc D. Hamburg
Vice President and
Chief Financial Officer

     Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren E. Buffett Warren E. Buffett	Chairman of the Board and Director (principal executive officer)	December 30, 2003

/s/ Marc D. Hamburg Marc D. Hamburg	Vice President and Chief Financial Officer (principal financial officer)	December 30, 2003

/s/ Daniel J. Jaksich Daniel J. Jaksich	Controller (principal accounting officer)	December 30, 2003

/s/ Charles T. Munger Charles T. Munger	Vice-Chairman of the Board and Director	December 30, 2003

/s/ Susan T. Buffett Susan T. Buffett	Director	December 30, 2003

/s/ Malcolm G. Chace Malcolm G. Chace	Director	December 30, 2003

Signature	Title	Date

/s/ Walter Scott, Jr. Walter Scott, Jr.	Director	December 30, 2003

/s/ Howard G. Buffett Howard G. Buffett	Director	December 30, 2003

/s/ Ronald L. Olson Ronald L. Olson	Director	December 30, 2003

/s/ Donald R. Keough Donald R. Keough	Director	December 30, 2003

/s/ Thomas S. Murphy Thomas S. Murphy	Director	December 30, 2003

/s/ David S. Gottesman David S. Gottesman	Director	December 30, 2003

/s/ Charlotte Guyman Charlotte Guyman	Director	December 30, 2003

Exhibit Index

Exhibit
Number	Description of Exhibits

4.1	Restated Certificate of Incorporation of Berkshire (incorporated by reference to Exhibit 3.1 to Form S-4 Registration Statement (No. 333-61129) filed by Berkshire on August 10, 1998)

4.2	Certificate of Amendment to Certificate of Incorporation of Berkshire (incorporated by reference to Exhibit 4.2 to Form S-4 Registration Statement (No. 333-70609) filed by Berkshire on January 14, 1999)

4.3	By-Laws of Berkshire (incorporated by reference to Exhibit 3.2 to Form S-4 Registration Statement (No. 333-61129) filed by Berkshire on August 10, 1998)

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement)